SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2008

ALPHARMA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8593	22-2095212
(Commission File Number)	(I.R.S. Employer Identification No.)

440 Route 22 East
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)
(908) 566-3800
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events.
     On September 23, 2008, the Board of Directors (the “Board”) of Alpharma Inc. (the “Company”) passed a resolution that the Distribution Date under the Rights Agreement, dated as of September 1, 2008 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent, that arises solely by the virtue of the lapse of time following the announcement of the intention to commence, or the commencement, by King Pharmaceuticals, Inc. (“King”) and Albert Acquisition Corp., a wholly owned subsidiary of King (the “King Entities”), of a tender offer for any and all of the Company’s outstanding shares of Class A Common Stock, par value $0.20 per share, and the associated rights to purchase shares of Series B Junior Participating Preferred Stock (the “Rights”) issued pursuant to the Rights Agreement at a price of $37.00 per share, upon the terms and subject to the Board redeeming or invalidating the Rights, or otherwise rendering the Rights inapplicable to the Offer and the proposed second-step merger, and other conditions set forth in the King Entities’ Offer to Purchase (as may be amended, the “Offer”) shall not be deemed to occur on the tenth business day after the commencement of the Offer or the first public announcement of King’s intention to commence the Offer, but shall be deemed to occur on such date (prior to such time as any Person becomes an Acquiring Person (each, as defined in the Rights Agreement)) as the Board shall subsequently later determine by resolution. The Rights Agreement was filed with the Company’s Form 8-K on September 5, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.

DATED: September 24, 2008	By:	/s/ Thomas J. Spellman III

Thomas J. Spellman III
Executive Vice President, General
Counsel and Corporate Secretary